                                                                 EXHIBIT (4)(n)


                 [Include if this Note is a Global Note -- THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE Depository OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                 Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any Note issued upon registration of transfer of, or in exchange for, or in lieu of, this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

REGISTERED NO. FXR-                                         CUSIP NO.


                            BANPONCE FINANCIAL CORP.
                     MEDIUM-TERM FIXED RATE NOTE, SERIES C
                   Due Nine Months or More From Date of Issue
              Payment of Principal, Premium, if any, and Interest
                                 Guaranteed by

                             BANPONCE CORPORATION

ORIGINAL ISSUE DATE:                INITIAL DATE ON WHICH THE            PRINCIPAL AMOUNT
                                    NOTE IS REPAYABLE AT THE             $
                                    OPTION OF THE HOLDER:

ISSUE PRICE:                        REDEEMABLE ON OR AFTER:              MATURITY DATE:
                                    (AT OPTION OF THE COMPANY)

INTEREST RATE PER ANNUM:            INITIAL REDEMPTION
                                    PERCENTAGE:                          OID DEFAULT AMOUNT:
                                                                         (Only applicable if Note
                                                                         issued at original issue
                                                                         discount)



                                    ANNUAL REDEMPTION                    DEFAULT RATE:
INTEREST PAYMENT DATES:             PERCENTAGE REDUCTION:                (Only applicable if Note
                                                                         issued at original issue
                                                                         discount)

Depository:                         REGULAR RECORD DATE(S):
(Only applicable if Note is
a Global Note)

OTHER PROVISIONS:


                 BANPONCE FINANCIAL CORP., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________________ _____________, or registered assigns, the principal sum of______________ at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York (the "Paying Agent"), on the maturity date specified above (the "Maturity Date"), or if such date is not a Business Day (as defined below), the next succeeding Business Day, in such coin or currency as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) specified above, in like coin or currency, from and including the original issue date of this Note specified above (the "Original Issue Date") or from and including the most recent Interest Payment Date to which interest has been duly paid or provided for, on the Interest Payment Date(s) specified above in each year (each an "Interest Payment Date") and at Maturity, until the principal sum hereof has been paid or duly provided for. The first payment of interest on a Note originally issued between a Regular Record Date and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the Holder on such next succeeding Regular Record Date. The interest so payable on any Interest Payment Date will be paid to the Holder at the close of business on the Regular Record Date (specified above) next preceding such Interest Payment Date and interest payable at Maturity will be paid to the Person to whom said principal sum is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of businesson a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee referred to on the reverse hereof, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture (as defined on the reverse hereof).

                 Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) shall be paid by check mailed to the Person entitled thereto at his last address as it appears on the Security Register or, if a Depository with respect to this Note is specified above or if $10,000,000 aggregate principal amount of Notes of this series with the Interest Payment Dates specified above are registered in the name of the Holder hereof, in immediately available funds by wire transfer to such account as may have been designated by the Person entitled thereto as set forth herein in time for the paying agent (the "Paying Agent") under the Indenture to make such payments in accordance with its normal procedures. Payment of the principal of and any premium and interest on this Note due to the Holder hereof at Maturity shall be paid in immediately available funds upon presentation of this Note for surrender at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, provided that this Note is presented for surrender in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

                 Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Day or the fifteenth calendar day preceding Maturity shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

                 Any payment of principal, premium or interest on this Note due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day in The City of New York with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date. "Business Day" shall mean, as used herein with respect to any particular location, any day, other than Saturday and Sunday, which is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

                 Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

                 This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized signatory of the Trustee or its duly authorized agent under the Indenture referred to on the reverse hereof.

                 IN WITNESS WHEREOF, BANPONCE FINANCIAL CORP. has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

                                                   BANPONCE FINANCIAL CORP.



                                                   By:________________________





                                                   Attest:___________________




                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                 This Note is one of a designated series of Debt Securities described in the Indenture referred to on the reverse hereof.


                                                   THE FIRST NATIONAL BANK
                                                   OF CHICAGO,
                                                   as Trustee


                                                   By:_________________________
                                                      Authorized Signatory

                            BANPONCE FINANCIAL CORP.

                     MEDIUM-TERM FIXED RATE NOTE, SERIES C

                   Due Nine Months or More From Date of Issue


                 This Note is one of a duly authorized issue of debentures, notes and other evidences of indebtedness of the Company (hereinafter called the "Debt Securities"), all unconditionally guaranteed by BanPonce Corporation (hereinafter called the "Guarantor") and issued or to be issued under and pursuant to an indenture dated as of October 1, 1991, as supplemented by the First Supplemental Indenture, dated as of February 28, 1995 (together, hereinafter called the "Indenture"), duly executed and delivered by the Company and the Guarantor to The First National Bank of Chicago, as Trustee (hereinafter called the "Trustee") and as Successor Trustee to Citibank, N.A., to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the Holders of the Debt Securities. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as provided or permitted in the Indenture. This Note is one of a series of the Debt Securities, which series is designated as the Medium-Term Notes, Series C (the "Notes") of the Company and is limited in aggregate initial offering price of up to $1,000,000,000, less the aggregate initial offering price of "Securities" (as defined in the Prospectus, dated September 27, 1995, relating to debt securities and preferred stock of the Company, Popular International Bank, Inc. and BanPonce Financial Corp.) authenticated and delivered upon original issuance, other than the Notes. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount, and be denominated in different currencies.

                 In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 In the event that the Guarantor shall be obligated to pay any Additional Amounts due to a change in law, regulation or interpretation, the Company may, at its option, redeem the Note as a whole at a redemption price of 100% of the principal amount thereof (or, if such Note is an original issue discount note, 100% of the OID Default Amount) together with accrued interest to the date fixed for redemption.

                 If so provided on the face of this Note, this Note may also be redeemed by the Company on and after the date so indicated on the face hereof; provided, however, that the first two paragraphs of Section 1103 of the Indenture shall not apply to this Note, and if less than all of the Notes are to be redeemed, the Company may select, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage, together with accrued interest, if any, to the date fixed for redemption. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

                 If so provided on the face of this Note, this Note will be repayable in whole or in part in increments of $1,000, provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $1,000, on any Business Day on or after the "Initial Date on which the Note is Repayable at the Option of the Holder" (as stated on the face hereof), at the option of the Holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Note to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of this Note, on or before the thirtieth, but not earlier than the sixtieth calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or
(ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Paying Agent on behalf of the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and this Note and form duly completed are received by the Paying Agent on behalf of the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is The First National Bank of Chicago,
Attention: Securities Processing Division, 14 Wall Street, Eighth Floor, New York, New York 10005 (or, at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

                 If this Note is issued with an original issue discount, (i) if an Event of Default with respect to the Notes shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under "OID Default Amount" on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption, repayment at the option of the Holder or at the Maturity Date hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate stated on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption, repayment at the option of the Holder or Maturity Date, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

                 The Notes are issuable in definitive form without coupons in denominations of $1,000 and integral multiples thereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, a new Note or Notes in authorized denominations for an equal aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

                 If this Note is a Global Note (as specified on the face hereof), this Note is exchangeable only if (x) the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Global Note shall be exchangeable for definitive Notes in registered form or (z) an Event of Default, or an event which with notice or lapse of time or both would become an Event of Default, with respect to the Notes represented hereby has occurred and is continuing. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Maturity Date and other terms and of differing denominations aggregating a like amount.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

                 The Company, the Guarantor, the Trustee and any paying agent may deem and treat the Holder hereof as the absolute owner of this Note at such Holder's address as it appears on the Security Register as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Guarantor nor the Trustee nor any Paying Agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for moneys payable on this Note.

                 Terms used herein which are defined in the Indenture and are not defined herein shall have the respective meanings assigned thereto in the Indenture.

                 This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                   GUARANTEE
                                       OF
                              BANPONCE CORPORATION


                 BanPonce Corporation (the "Guarantor") hereby unconditionally guarantees to the Holder of this Security duly authenticated and delivered by the Trustee, the due and punctual payment of the principal, and premium, if any, of (including any amount in respect of original issue discount), and interest, if any (together with any Additional Amounts payable pursuant to the terms of this Security), on this Security and the due and punctual payment of the sinking fund payments, if any, and analogous obligations, if any, provided for pursuant to the terms of this Security, when and as the same shall become due and payable, whether at Stated Maturity or upon redemption, repayment or upon declaration of acceleration or otherwise according to the terms of this Security and of the Indenture. In case of default by the Company in the payment of any such principal (including any amount in respect of original issue discount), any premium or interest (together with any Additional Amounts payable pursuant to the terms of this Security), sinking fund payment, or analogous obligation, the Guarantor agrees duly and punctually to pay the same. The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute and unconditional irrespective of any extension of the time for payment of this Security, any modification of this Security, any invalidity, irregularity or unenforceability of this Security or the Indenture, any failure to enforce the same or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of this Security or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a demand or proceeding first against the Company, protest or notice with respect to this Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this guarantee will not be discharged as to this Security except by payment in full of the principal of (including any amount payable in respect of original issue discount), and any premium or interest (together with any Additional Amounts payable pursuant to the terms of this Security), thereon.

                 The Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder (i) to be subrogated to the rights of a Holder against the Company with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Company in respect thereof or (ii) to receive any payment, in the nature of contribution or for any other reason, from any other obligor with respect to such payment.

                 This guarantee shall not be valid or become obligatory for any purpose with respect to this Security until the certificate of authentication on this Security shall have been signed by the Trustee.

                 This guarantee is governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, BanPonce Corporation has caused this guarantee to be signed by facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

                              BANPONCE CORPORATION




                              By:  ________________________




                              By:  ________________________




Attested:  ________________________

                           OPTION TO ELECT REPAYMENT
                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHTS


                 The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at ________________________
_______________________________________________________________________________
________________________________________________________________________________
(Please print or type name and address of the undersigned)

                 For this Note to be repaid the Company must receive at the Corporate Trust Office of the Trustee in The City of New York or at such other place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the thirtieth, but not earlier than the sixtieth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address, and telephone number of the Holder of the Note,
(b) the principal amount of the Note and the amount of the Note to be repaid,
(c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note to be repaid with this form duly completed will be received by the Paying Agent on behalf of the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission, or letter (and such Note and form duly completed are received by the Paying Agent on behalf of the Company by such fifth Business Day).
Exercise of the repayment option by the Holder shall be irrevocable.

                 If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid: __________________________;
and specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):
________________

Date:___________________

________________________________________________________________________________
Notice: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.

                                  ___________

                                 ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -- as tenants in common               UNIF GIFT MIN ACT--________ Custodian ____________
TEN ENT  -- as tenants by the entireties                          (Cust)                (Minor)
JT TEN   -- as joint tenants with right                Under Uniform Gifts to Minors Act
            of survivorship and not as
            tenants in common                          ___________________________________________
                                                                         (State)

                 Additional abbreviations may also be used though not in the above list.

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or

Other Identifying Number of Assignee

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________
________________________________________________________________________
the within Note of BANPONCE FINANCIAL CORP. and does hereby irrevocably constitute and appoint _____________________________________________________
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


Dated:   _______________________       ________________________________

                                       ________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.